Exhibit 23.4
CONSENT OF DATA & CONSULTING SERVICES
DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION
     As independent petroleum engineers, Data & Consulting Services Division of Schlumberger Technology Corporation hereby consents to the inclusion or incorporation by reference in this Registration Statement of BreitBurn Energy Partners L.P. (the “Partnership”) on Form S-4 with respect to the information from our firm’s reserve report dated 11 February 2010, entitled Reserve and Economic Evaluation Of Proved Reserves Of Certain BreitBurn Management Company, LLC Illinois and Michigan Basin Oil And Gas Interests As Of 31 December 2009 Executive Summary, which information has been included or incorporated by reference in this Registration Statement on Form S-4 in reliance upon the report of this firm and upon the authority of this firm as experts in petroleum engineering. We hereby further consent to the reference to this firm under the heading “Experts” in such Registration Statement.
SCHLUMBERGER TECHNOLOGY CORPORATION

By:	/s/ Charles M. Boyer II, PG
Charles M. Boyer II, PG
Advisor Unconventional Reservoirs
Pittsburgh Consulting Services
Pittsburgh, Pennsylvania
19 January 2011